UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

2865 Scott St. Suite 107, Vista, California 92081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2024, NuZee, Inc., a Nevada corporation (the “Company”), entered into a convertible note and warrant purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $320,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 221,147 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The closing of the private placement (the “Closing”) occurred on May 2, 2024.

The Notes bear interest at an annual rate of 7% and have a maturity date of one-year following the issuance date. The Notes are convertible any time prior to maturity by the holder into a number of shares of Common Stock equal to (i) the outstanding principal amount of the Note plus any accrued but unpaid interest, divided by (ii) $1.447, which was the “Minimum Price” required under Nasdaq Listing Rule 5635(d). Such price was calculated by taking the sum of (i) the average Nasdaq Official Closing Price (“NOCP”) for the five trading days immediately preceding the signing of the Purchase Agreement, and (ii) $0.125, the conversion premium. If any such conversion of the Notes would result in the issuance of a fraction of a share, such number of shares to be issued will be rounded up to the nearest whole share. If an event of default occurs, the then-outstanding principal amount of the Notes plus any unpaid accrued interest will accelerate and, at the holder’s option, become immediately payable in cash.

Each Warrant has an exercise price of $1.322 per share, which represents the average NOCP for the five trading days immediately preceding the signing of the Purchase Agreement in accordance with the “Minimum Price” requirements under Nasdaq Listing Rule 5635(d). The Warrants are immediately exercisable and have a two-year term. The Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by such holder would exceed 19.99% immediately after exercise thereof.

The Notes and the Warrants issued pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act or Regulation S promulgated under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Investors.

On April 27, 2024, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement provided, among other things, that the Company will as soon as reasonably practicable, and in any event no later than 30 days after the date on which the Company files with the Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q for the three months ended December 31, 2023, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of (i) the shares of Common Stock issuable upon the conversion of the Notes and (ii) the shares of Common Stock issuable upon the exercise of the Warrants. The Company agreed to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

The Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the Purchase Agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement, Registration Rights Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, Registration Rights Agreement, the Notes and the Warrants, the forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Purchase Agreement, effective as of the Closing, Nobuki Kurita resigned from the board of directors of the Company (the “Board”) and any committee of the Board of which he was a member. Mr. Kurita’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with the Purchase Agreement, effective immediately following the Closing, Changzheng Ye was appointed to the Board as a director to fill the vacancy created by Mr. Kurita’s resignation. It has not yet been determined on which committees of the Board Mr. Ye will serve. Pursuant to the Purchase Agreement, Mr. Ye was designated by the Investors for election to the Board.

Mr. Ye, 33, holds a Bachelor’s degree in Mold Design and Manufacture from Zhengzhou University, which he earned between 2011 and 2014. His professional experience includes roles as an Engineer at Shanghai Volkswagen from 2014 to 2015, a Software Engineer at Shanyi Shanmei Technology Co., Ltd from 2015 to 2017, a Project Manager at Shenzhen Baoyide Network Technology Co., Ltd from 2018 to 2021, and a Technical Director at Enron Investment Management from 2021 to 2023. Since March 2023, he has been serving as the Technical Director at Lear Group Limited.

Neither Mr. Ye, nor his immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Convertible Note and Purchase Agreement, dated April 27, 2024, between the Company and the Investors party thereto
10.2	Form of Registration Rights Agreement, dated April 27, 2024, between the Company and the Investors party thereto
10.3	Form of Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: May 2, 2024	By:	/s/ Randell Weaver
	Name:	Randell Weaver
	Title:	Chief Financial Officer